UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐      Soliciting Material Pursuant to Section 240.14a-12
CHINA HEALTHCARE ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2008
May 26, 2008

Dear Stockholders:
     You are invited to attend the Annual Meeting of Stockholders of China Healthcare Acquisition Corp. (the “Company”, “we”, “our” or “CHAC”), which will be held at the Company’s offices at 1233 Encino Drive, Pasadena, California 91108, on Wednesday, June 25, 2008, at 10:00 a.m. (local time).
     We discuss the matters to be acted upon at the meeting in more detail in the attached Notice of Annual Meeting and Proxy Statement. There are two specific items for which you are being asked to vote: (i) the election of one (1) director to the Board of Directors comprising all of the Class I directors of the Board of Directors of the Company; and (ii) ratification of appointment of the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2008. The Board of Directors recommends that you vote “FOR” the one (1) individual nominated and “FOR” ratification of the independent registered public accounting firm. Included with the Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. We encourage you to read the Form 10-K. It includes our audited financial statements and information about us.
     You can vote by signing and returning the enclosed proxy card in the postage prepaid envelope provided or via facsimile. Returning the proxy card by mail or by facsimile will ensure your representation at the meeting but does not deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains more about how to vote by proxy. Please read it carefully.
     You are entitled to attend the annual meeting only if you were a CHAC stockholder as of the close of business on May 19, 2008 or hold a valid proxy for the annual meeting. We hope that you can attend the Annual Meeting. Whether or not you plan to attend, you can be sure that your shares are represented at the meeting by promptly voting by one of the methods provided. Any stockholder attending the Annual Meeting may vote in person, even if that stockholder has returned a proxy. Your vote is important, whether you own a few shares or many.
     If you have questions concerning the Annual Meeting or your stock ownership, please call our Corporate Secretary, Mark Tan, at (626) 568-9924. Thank you for your continued support of CHAC.
Very truly yours,
/s/ Alwin Tan
Alwin Tan
Chief Executive Officer
     This Proxy Statement is dated April 29, 2008 and is being first mailed to stockholders of CHAC on or about May 26, 2008.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2008
May 26, 2008

To the Holders of Common Stock of China Healthcare Acquisition Corp.:
     NOTICE IS HEREBY given that the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of China Healthcare Acquisition Corp. (the “Company”) will be held at the Company’s offices at 1233 Encino Drive, Pasadena, California 91108, on Wednesday, June 25, 2008, at 10:00 a.m. (local time) for the following purposes:
1)	To elect one (1) member of the Board of Directors comprising all of the Class I directors of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2011, and until his successor is duly elected and qualified;

2)	To ratify the appointment of Goldman Parks Kurland Mohidin, LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2008; and

3)	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
     The Board of Directors has fixed the close of business on May 19, 2008 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof. A complete list of such stockholders will be available at the Company’s executive offices at 1233 Encino Drive, Pasadena, California 91108, for ten days before the Annual Meeting.
     Your Board of Directors recommends that you vote “FOR” the nominee for the Board, and “FOR” the ratification of the appointment of Goldman Parks Kurland Mohidin, LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2008.
     You are encouraged to vote by signing, dating and either mailing or faxing your proxy card to Alwin Tan at (626) 410-1180. Instructions for voting by any of these methods are set forth on the proxy card. If you are able to attend the Annual Meeting and wish to vote in person, you may do so whether or not you have returned your proxy.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Mark Tan
Mark Tan
Corporate Secretary
YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

CHINA HEALTHCARE ACQUISITION CORP.
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To be held June 25, 2008

TABLE OF CONTENTS

CHINA HEALTHCARE ACQUISITION CORP.
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2008
INTRODUCTION
     The Annual Meeting of the Stockholders of China Healthcare Acquisition Corp., a Delaware corporation (the “Company”), will be held on June 25, 2008, at 10:00 a.m. (local time), at the Company’s offices located at 1233 Encino Drive, Pasadena, CA 91108 and any adjournment thereof (the “Annual Meeting”) for the following purposes:
(1)	To elect one (1) director to the Board of Directors of the Company comprising all of the Class I directors of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2011, and until his successor is duly elected and qualified;

(2)	To ratify the appointment of Goldman Parks Kurland Mohidin, LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2008; and

(3)	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.
     Each holder of shares of our common stock outstanding on the close of business on May 19, 2008 (the “Record Date”) is entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
SOLICITATION AND REVOCATION
     Proxies in the form enclosed are solicited by and on behalf of the Board of Directors. The persons named in the proxy have been designated as proxies by the Board of Directors. Any proxy given in response to this solicitation and received in time for the Annual Meeting will be voted as specified in the proxy. If no instructions are given, proxies will be voted
•	“FOR” the election of the nominee listed below under “Election of Directors,” and

•	“FOR” the ratification of Goldman Parks Kurland Mohidin, LLP as the Company’s independent accountants for the year ending December 31, 2008, and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting and any adjournments of the meeting.
     If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment. Any proxy given in response to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to our Secretary, by voting in person at the Annual Meeting, or by delivering another proxy bearing a later date. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke his or her proxy.

QUORUM
     The presence, in person or by proxy, of a majority of the shares of Common Stock, par value $0.0001 (the “Common Stock”) issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of such stock. The shares subject to a proxy which are not being voted on a particular matter will not be considered shares entitled to vote on such matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.
GENERAL INFORMATION ABOUT VOTING
Who Can Vote?
     You can vote your shares of Common Stock if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 11,876,555 shares of Common Stock are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one (1) vote on matters presented at the Annual Meeting.
How do I Vote by Proxy?
     Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope.
     The enclosed proxy, when properly signed and returned to the Company, will be voted by the proxy holders at the Annual Meeting as directed by the proxy. Proxies which are signed by stockholders but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting.
What if Other Matters Come up at the Annual Meeting?
     The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.
Can I Change My Vote After I Return My Proxy Card?
     Yes. A proxy card may be revoked by a stockholder at any time before its exercise at the Annual Meeting by giving Alwin Tan, our Chief Executive Officer, a written notice revoking your proxy card, or a duly executed proxy bearing a later date, or by attendance at the Annual Meeting and electing to vote in person.
Can I Vote in Person at the Annual Meeting Rather Than by Completing the Proxy Card?
     Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.
How Are Votes Counted?
     We will hold the Annual Meeting if holders of a majority of the shares of Common Stock entitled to vote in person or by proxy either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

     The election of the director under Proposal 1 will be by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Proposal 2 shall be approved upon the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Unless otherwise stated, the enclosed proxy will be voted in accordance with the instructions thereon.
     Broker non-votes and abstentions will be counted only for the purpose of determining whether a quorum is present at the meeting. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal.
Who Pays for This Proxy Solicitation?
     We do. In addition to sending you these materials, we may contact you by telephone, by mail, by fax, by email, or in person. No one will receive any extra compensation for doing this, except that the Company may engage a paid proxy solicitor to assist in the solicitation. We will pay any proxy solicitor a reasonable and customary fee plus expenses for the those services.
GENERAL INFORMATION ABOUT THE PROPOSALS
What Proposals are Stockholders Being Asked to Consider at the Upcoming Annual Meeting?
     In proposal 1, we are seeking the election of one (1) director to serve on the Board of Directors of the Company comprising all of the Class I directors of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2011, and thereafter until his successor is duly elected and qualified.
     In proposal 2, we are seeking ratification of the appointment of Goldman Parks Kurland Mohidin, LLP as the Company’s independent auditors.
Why is China Healthcare Acquisition Corp. Seeking Stockholder Approval for these Proposals?
     PROPOSAL NO. 1: The Delaware General Corporate Law requires corporations to hold elections for directors. Under our articles of incorporation, the office of the member of Class I of our directors is required to be elected this year.
     PROPOSAL NO. 2: The Audit Committee of the Board of Directors of the Company appointed Goldman Parks Kurland Mohidin, LLP to serve as the Company’s independent auditors during fiscal year 2008. The Company elects to have its stockholders ratify such appointment.
OUTSTANDING SHARES AND VOTING RIGHTS
     Stockholders entitled to notice of, and to vote at the Annual Meeting and any adjournment thereof, are stockholders of record at the close of business on the Record Date. Persons who are not stockholders of record on the Record Date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date there were 11,876,555 shares of Common Stock issued and outstanding. We have issued no other voting securities as of the Record Date. Each share of Common Stock is entitled to one (1) vote on each matter to be voted upon at the Annual Meeting. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

MANAGEMENT OF THE COMPANY
     Our current directors, executive officers and special advisor are as follows:

Name	Age	Position
Jack Kang	51	Chairman of the Board
Alwin Tan	69	Chief Executive Officer, President and Director
Steven Wang	61	Chief Financial Officer and Treasurer
Mark Tan	40	Vice President and Secretary
Larry Liou	53	Director
James Ma	55	Director
Ron Harrod	77	Director
Stanley Chang	66	Special Advisor
The Board of Directors has determined that James Ma, Ron Harrod, and Larry Liou are independent directors within the meaning set forth in the listing standards of the American Stock Exchange.
Board of Directors
     Jack Kang has been our Chairman of the Board since our inception on June 7, 2006. Mr. Kang’s Chinese name is Jian Kang. Mr. Kang has been the Chief Executive Officer and Director of Searainbow Holding Corp. since 1997. It is a China Listed company (Shenzhen Index) with a market value of about $960 million (Stock code: 000503). Currently, Searainbow’s businesses mainly involve medical e-commerce and digital entertainment. The medical e-commerce sector mainly focuses on (a) public bidding and procurement of drugs and medical instruments determined and organized by local governments and administrative departments; (b) electronic pharmaceutical and medical instruments exchange markets conducted by enterprises; (c) e-government service; and (d) medical service, data service and various other value-added services including member services, online advertising, search engines, sales promotions, and technology services. He received a Bachelor’s Degree in Economics from RENMIN University of China in 1982 and is a member of the National Committee of the Chinese People’s Political Consultative Conference and a Visiting Professor of RENMIN University of China.
     Alwin Tan has been our Chief Executive Officer, President and a Director since our inception on June 7, 2006. Mr. Tan has over 30 years experience in private equity, mergers and acquisitions. He was a consultant to Amphastar Pharmaceuticals, Inc. (1998-2004), a privately held specialty pharmaceutical company in Rancho Cucamonga, California that develops, manufactures, markets, and sells generic and proprietary injectable and inhalation products. From 1998 to 2003, Mr. Tan was a Director and Secretary of International Medication System Limited, a specialty pharmaceutical company currently wholly owned by Amphaster Pharmaceuticals that develops, manufactures, markets, and sells generic and proprietary products in El Monte, California. He was the President and Chief Executive Officer of Ameribankers Corp. from 1995 to 2002, which was a privately owned consulting firm that assisted clients in all areas of strategic planning. From 1992-1994, Mr. Tan was a consultant to the State Planning Commission of the People’s Republic of China. Tan received his LL.B. in 1967 and his J.D. in 1969 from the University of Iowa. He received a B.A. from Walla Walla College in 1963. Alwin Tan is Mark Tan’s father.
     Larry Liou has been our Director since our inception on June 7, 2006. Mr. Liou has been a practicing Attorney in the United States since 1990, and was consulted by many Asian companies in private equity funding, corporate finance, business development and mergers and acquisitions. He is originally from the Republic of China (Taiwan) where he practiced maritime law with the Formosa Marine & Commercial Law offices in Taipei, Taiwan. Mr. Liou received his Juris Doctor from Loyola Law School and LLM in Admiralty from Tulane Law School.

     James Ma has been our Director since our inception on June 7, 2006. Mr. Ma is presently the Chief Executive Officer and President of SIUI America, Inc., his privately held technology-driven medical ultrasound company located in the Silicon Valley, California since 1999. His company has a subsidiary, Sonic Systems Co., which does business in Hong Kong and China. Mr. Ma holds an MBA and BBA from the University of Iowa and has completed a number of engineering research and training programs in Hong Kong and China.
     Ron Harrod has been our Director since his election and appointment on January 24, 2008. He was also named to the audit committee of the board. He had been our Special Advisor since our inception on June 7, 2006. Mr. Harrod has over five decades of experience in all phases of investment and financial management. He has been a registered Principal of WBB Securities LLC since 2001. From 1989 through 2001, Mr. Harrod was a Principal of Securities of America, Inc. Mr. Harrod attended the University of Southern California and University of California Long Beach, earning a BA degree.
Executive Officers
     Mark Tan has been our Vice President for Strategic Planning and Secretary since our inception on June 7, 2006. Mr. Tan is an experienced business development and strategy professional. He has extensive experience in the wireless and telecom industry, has held leadership roles in both start-up and larger corporate environments, and has significant experience providing financial and management consulting advice to Fortune 500 companies. Mr. Tan is currently the West Region Director of the Strategy and Technology Group for InCode Telecom. In this capacity, he has been providing strategic and technology consulting advice to the wireless industry, and has consulted for technology clients in various parts of Asia, including Singapore, China, and South Korea. Previously, Mr. Tan worked at Epinions.com (1999-2001), where he managed strategic partnerships and led business development activities. From 1997 to 1999, he was the Assistant Vice President for Marketing and Business Development for GoAmerica Communications. In this capacity, he negotiated strategic partnerships and established relationships with content providers, device manufacturers, channel partners, application developers, and network carriers. From 1996 to 1997, Mr. Tan was a Business Manager at Qualcomm where he managed CDMA infrastructure business opportunities throughout Southeast Asia. From 1990 to 1994, he worked in the Merger & Acquisitions and Financial Advisory Group at Coopers & Lybrand where he performed financial and strategic analyses of companies involved in mergers and acquisitions and other strategic transactions, divestitures, leveraged buyouts, recapitalizations, and bankruptcies. Mark Tan holds a BS in Economics from the University of California at Los Angeles and an MBA with an emphasis in Marketing and Corporate Strategy from the University of Michigan. Mark Tan is Alwin Tan’s son.
     Steven Wang has been our Chief Financial Officer and Treasurer since our inception on June 7, 2006. He served as our Director from our inception until his resignation on January 24, 2008. Mr. Wang’s Chinese name is Shixian Wang. From 1993 to the present, he has been the President of Cosmos Machinery Corp., a consulting firm, involved in media planning, trading of machinery/equipment, and environmental projects and internet start-ups. In addition, he was a sales consultant from January 2005 to December 2005 at Allied Masonry and Construction, Inc. and from January 2006 to May 2006 at Quality Pre-Cast Company, in each case, on a part-time basis. From 1989 to 1992, he was the Chief Financial Officer of Sher Corporation, a privately-held real estate development company. He attended Shanghai Teachers University, Graduate School of China Academy of Sciences and Cal State LA, School of Business. He received his MSBA from Cal State Northridge in 1986, with emphasis on Accountancy.
     See also “Management of the Company — Board of Directors.”
Special Advisor
     Stanley Chang has been our Special Advisor since our inception on June 7, 2006. Dr. Chang has been the President of Megaspace Corp. since 1994 which is a sales agent for many petrochemical equipment manufacturers around the world including Air Products and Chemicals, Coek Engineering N.V., Ellett Industries, FES, Foster-Wheeler, Fisher-Klosterman, JND, Nowata Fitration, Struthers-Wells, Uraca, Vicarb. Dr. Chang was the Vice President and Director of Ameribankers Corp. from 1995 to 2000. Dr. Chang received a Ph.D. from Stony Brook University, MSME from Syracuse University and BSME from National Cheng Kung University, Taiwan.

Involvement in Certain Legal Proceedings
     None.
Board Meetings and Committees
     The Board met on two occasions during the year ended December 31, 2007 and acted by written consent on one occasion. Except for Larry Liou, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which he served. There is one committee of the Board: the Audit Committee.
     Each director is expected to make reasonable efforts to attend Board meetings, committee meetings of which such director is a member and the Annual Meeting of Shareholders.
     Audit Committee
     The current members of the Audit Committee are James Ma, Larry Liou and Ron Harrod. The Audit Committee is governed by a charter, which was adopted on July 11, 2006. A copy of the charter was previously filed with the Securities and Exchange Commission as an exhibit to our registration statement (File 333-135705).
     The Board has determined that Audit Committee member Ron Harrod satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the Securities and Exchange Commission.
     Report of the Audit Committee
     The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the Company’s financial and accounting operations. Each member of the Audit Committee meets the criteria for being “independent” set forth under AMEX Rule P. 10,021, Sec. 121. During the fiscal year ended December 31, 2007, the Committee met on three occasions.
     In discharging its responsibility for oversight of the audit process, the Audit Committee obtained from the independent auditors, Goldman Parks Kurland Mohidin, LLP, a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors’ independence consistent with the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that might impact the auditors’ objectivity and independence and satisfied itself as to the auditors’ independence.
     The Committee discussed and reviewed with the independent auditors the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent auditors’ examination of the financial statements for the fiscal year ended December 31, 2007.
     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2007, with management and the independent auditors. Management has the responsibility for preparation of the Company’s financial statements and the independent auditors have the responsibility for examination of those statements. Based upon the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

     Pre-Approval of Services
     All audit and non-audit services to be performed by the Company’s independent accountant must be approved in advance by the Audit Committee. The Audit Committee may delegate to one member of the committee the authority to grant pre-approvals with respect to non-audit services. For audit services, each year the independent accountant provides the Audit Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent accountant also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.
     Nominating and Corporate Governance Committee
     Prior to the formation of a nominating committee, a majority of independent directors shall select, or recommend to the full Board for selection, all nominees to the Board.
     Compensation Committee
     Prior to the formation of a compensation committee, a majority of independent directors shall determine, or recommend to the full Board for determination, the compensation to be paid to our executive officers, to the extent that our executive officers are entitled to receive compensation.
Compensation of Directors
     We do not provide cash or other compensation to our directors for their services as members of the Board or for attendance at Board or committee meetings. However, our directors will be reimbursed for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.
Code of Ethics
     We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange. The Code is available on our corporate website at www.chacq.com and may also be requested in print, without charge, by writing to: China Healthcare Acquisition Corp., 1233 Encino Drive, Pasadena, CA 91108, Attn: Corporate Secretary.
EXECUTIVE COMPENSATION
     None of our executive officers or directors has to date received any cash compensation for services rendered. Since April 19, 2007 (the effective date of the registration statement for our initial public offering), we have paid NCIL, an affiliate of Alwin Tan, a fee of $5,000 per month for providing us with certain limited administrative, technical and secretarial services, as well as the use of certain limited office space. This arrangement is solely for our benefit and is not intended to provide Mr. Alwin Tan compensation in lieu of a salary. No other executive officer or director has a relationship with or interest in NCIL.

     Other than this $5,000 per month fee, no compensation of any kind, including finder’s and consulting fees, has been or will be paid to any of our initial stockholders, our officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our initial stockholders and their affiliates have been and will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.
     Other than the agreement with NCIL, there are no current agreements or understandings with any of our existing stockholders or any of their respective affiliates with respect to the payment of compensation of any kind subsequent to a business combination. However, there can be no assurance that such agreements may not be negotiated in connection with, or subsequent to, a business combination.
Equity Compensation Plan Information
     Currently, we do not maintain any compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.
Outstanding Equity Awards At Fiscal Year-end
     There were no outstanding equity awards at fiscal year-end.
Option Exercises and Stock Vested
     There have been no exercises of stock options, SARs or similar instruments, or vesting of stock, including restricted stock, restricted stock units or similar instruments, during fiscal year 2007 by any named executive officer.
Pension Benefits
     We do not sponsor any qualified or non-qualified defined benefit plans.
Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
     We do not maintain any non-qualified defined contribution or deferred compensation plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
     The following table sets forth, as of March 31, 2008, certain information regarding beneficial ownership of our common stock by each person who is known by us to beneficially own more than 5% of our common stock. The table also identifies the stock ownership of each of our directors, each of our officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

	Amount and
	Nature	Percentage of
	of Beneficial	Outstanding
Name and Address of Beneficial Owner(1)	Ownership	Common Stock
Jack Kang(2)	1,035,300	8.7%
Alwin Tan(3)	1,035,300	8.7%
Steven Wang	21,250	0.2%
Mark Tan	21,250	0.2%
Larry Liou	4,250	0.04%
James Ma(4)	7,250	0.06%
Ron Harrod	1,700	0.01%
QVT Financial LP(5)	1,041,125	8.8%
QVT Fund LP(5)	824,438	6.9%
QVT Financial GP LLC(5)	1,041,125	8.8%
QVT Associates GP LLC(5)	917,430	7.7%
Deutsche Bank AG(6)	624,795	5.3%
Andrew M. Weiss, PhD(7)	1,020,624	8.6%
Weiss Asset Management, LLC(7)	714,182	6.0%
Polar Securities, Inc.(8)	692,100	5.8%
All directors and executive officers as a group (7 individuals)	2,126,300	17.9%

(1)	Unless otherwise indicated, the business address of each of the individuals is 1233 Encino Drive, Pasadena, CA 91108.

(2)	Excludes 3,000,000 shares issuable upon exercise of warrants issued in the private placement (See “Certain Relationships and Related Transactions”).

(3)	Excludes 9,800 shares issuable upon exercise of warrants that are not exercisable within 60 days.

(4)	Excludes 6,000 shares issuable upon exercise of warrants that are not exercisable within 60 days.

(5)	Based upon a Schedule 13G (Amendment No. 1) filed on January 31, 2008 by QVT Financial LP (“QVT Financial”), QVT Fund LP (the “Fund”), QVT Financial GP LLC, and QVT Associates GP, LLC. QVT Financial is the investment manager for the Fund, which beneficially owns 824,438 shares of Common Stock, and for Quintessence Fund L.P. (“Quintessence”), which beneficially owns 92,992 shares of Common Stock. QVT Financial is also the investment manager for a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”), which holds 123,695 shares of Common Stock. QVT Financial has the power to direct the vote and disposition of the Common Stock held by the Fund, Quintessence and the Separate Account. Accordingly, QVT Financial may be deemed to be the beneficial owner of 1,041,125 shares of Common Stock.

QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares of Common Stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of the Fund and Quintessence, may be deemed to beneficially own the same number of shares of Common Stock reported by the Fund and Quintessence, and accordingly, QVT Associates GP LLC may be deemed to be the beneficial owner of an aggregate amount of 917,430 shares of Common Stock.

Each of QVT Financial and QVT Financial GP LLC disclaim beneficial ownership of the shares of Common Stock owned by the Fund, Quintessence or the Separate Account. QVT Associates GP LLC disclaims beneficial ownership of all shares of Common Stock owned by the Fund and Quintessence, except to the extent of its pecuniary interest therein. The principal business address of QVT Financial, QVT Financial GP LLC, and QVT Associates GP LLC is 1177 Avenue of the Americas, 9th Floor New York, New York 10036. The principal business address of the Fund is Walkers SPV, Walkers House Mary Street George Town, Grand Cayman, KY1 9001 Cayman Islands.

(6)	Based upon a Schedule 13G filed on February 4, 2008 by Deutsche Bank AG (“Deutsche Bank”) and Deutsche Bank AG, London Branch (“London Branch”). The shares of Common Stock were acquired by London Branch, a subsidiary of Deutsche Bank. The principal business address of Deutsche Bank is Theodor-Heuss-Allee 70 60468 Frankfurt am Main Federal Republic of Germany.

(7)	Based upon a Schedule 13G filed on March 24, 2008 by Weiss Asset Management, LLC (“Weiss Asset Management”), Weiss Capital, LLC (“Weiss Capital”), and Andrew M. Weiss, PhD. Shares reported for Weiss Asset Management include shares beneficially owned by a private investment partnership of which Weiss Asset Management is the sole general partner. Shares reported for Weiss Capital include shares beneficially owned by a private investment corporation of which Weiss Capital is the sole investment manager. Shares reported for Andrew Weiss include shares beneficially owned by a private investment partnership of which Weiss Asset Management is the sole general partner and which may be deemed to be controlled by Mr. Weiss, who is the Managing Member of Weiss Asset Management, and also includes shares held by a private investment corporation which may be deemed to be controlled by Mr. Weiss, who is the managing member of Weiss Capital, the Investment Manager of such private investment corporation. Mr. Weiss disclaims beneficial ownership of the shares reported herein as beneficially owned by him except to the extent of his pecuniary interest therein. The principal business address of each of Weiss Asset Management, Weiss Capital, and Dr. Weiss is 29 Commonwealth Avenue, 10th Floor, Boston, Massachusetts 02116.

(8)	Based upon a Schedule 13G (Amendment No. 1) filed on February 14, 2008 by Polar Securities, Inc. (“Polar Securities”) and North Pole Capital Master Fund (“North Pole”). Polar Securities Inc. serves as the investment manager to North Pole, which beneficially owns 564,134 shares of Common Stock, and a number of discretionary accounts with respect to which it has voting and dispositive authority over the shares of Common Stock. Each of Polar Securities and North Pole disclaims any beneficial ownership of any such shares. The principal business address of each of Polar Securities and North Pole is 372 Bay Street, 21st floor, Toronto, Ontario M5H 2W9, Canada.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     On June 7, 2006, we issued 2,500,000 shares for an aggregate consideration of $25,000 in cash, at an average purchase price of approximately $.01 per share. In January, 2007, 375,000 of the shares were surrendered. The following chart shows the ownership resulting from these transactions:

	Number of
Name	Shares	Relationship to Us
Jack Kang	1,035,300	Chairman of the Board
Alwin Tan	1,035,300	Chief Executive Officer, President and Director
Steven Wang	21,250	Chief Financial Officer and Treasurer
Mark Tan	21,250	Vice President and Secretary
Larry Liou	4,250	Director
James Ma	4,250	Director
Stanley Chang	1,700	Special Advisor
Ron Harrod	1,700	Director (Special Advisor in 2007)
     Since April 19, 2007 (the effective date of the registration statement for our initial public offering), we have paid NCIL, an affiliate of Alwin Tan, a fee of $5,000 per month for providing us with certain limited administrative, technical and secretarial services, as well as the use of certain limited office space.
     On April 25, 2007, our initial public offering (“IPO”) of 8,500,000 units of the Company was consummated. Immediately prior to the IPO, we completed a private placement to our Chairman of 3,000,000 warrants, generating gross proceeds of $1,500,000.
     At the closing of our initial public offering, our Chairman loaned $150,000 to us at an interest rate of 4% per year. As of the fiscal year ended December 31, 2007, $150,000 of principal was outstanding and $6,000 in interest had accrued. On April 25, 2008, the Company repaid all of the outstanding principal and accrued interest ($156,000).
     The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, directors and special advisors, have agreed to vote all of the shares of common stock owned by them, during or after this offering, in accordance with the majority of the shares of common stock voted by the public stockholders.
See also “Executive Compensation.”
PROPOSAL 1
ELECTION OF DIRECTORS
     Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class consisting of Larry Liou will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Ma and Harrod, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Kang and Tan, will expire at the third annual meeting of stockholders.

     One (1) director nominee, Larry Liou is seeking to be elected at the Annual Meeting, to hold office until the 2011 Annual Meeting of Stockholders and until his successor is elected and qualified. Management expects that the nominee will be available for election, but if he is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.
     See also “Management of the Company.”
The Board of Directors unanimously recommends that you vote for the election of the nominated director. Unless otherwise specified in the form of proxy, the proxies solicited by the management will be voted “FOR” the election of the candidate. The election of director requires a plurality of the shares of Common Stock present and voting at the Meeting.
PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT PUBLIC ACCOUNTANTS
Appointment of Independent Registered Public Accounting Firm
     On January 14, 2008, the Audit Committee dismissed Goldstein Golub Kessler LLP (“GGK”), the Company’s independent registered public accounting firm, and appointed Goldman Parks Kurland Mohidin, LLP (“GPKM”), independent registered public accounting firm, to audit the financial statements of the Company for the fiscal years ending December 31, 2007 and December 31, 2008. The Audit Committee has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. GPKM has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The Delaware General Corporate Law does not require the ratification of the selection of independent accountants by the Company’s stockholders, but in view of the importance of the financial statements to the stockholders, the Board of Directors deems it advisable that the stockholders pass upon such selection. A representative of GPKM is not expected to be present at this year’s Annual Meeting of Stockholders.
     In the event the stockholders fail to ratify the selection of GPKM, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
     The audit report of GGK on the financial statements of the Company at May 9, 2007, December 31, 2006 and June 15, 2006 and for the period from January 1, 2007 to May 9, 2007, the cumulative period from June 7, 2006 (inception) to May 9, 2007, the period from June 7, 2006 (inception) to December 31, 2006, and the period from June 6, 2006 (inception) to June 15, 2006, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the financial statements for the period ended December 31, 2006 included a going concern explanatory paragraph.
     During the period from June 7, 2006 (inception) to December 31, 2007 and through January 14, 2008, there were: (i) no disagreements between the Company and GGK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GGK, would have caused GGK to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

     During the Company’s two most recent fiscal years ended December 31, 2006 and 2007 and through the period prior to the engagement of GPKM, the Company did not consult with GPKM on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and GPKM did not provide either a written report or oral advice to the Company that GPKM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.
AUDIT FEES
     GPKM audited our financial statements for the year ended December 31, 2007.
Audit Fees
     Fees for audit services provided by GGK totaled $98,556 since June 7, 2006 (inception) through January 14, 2008, including fees associated with the review of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, the audit of our annual financial statements for the fiscal year ended December 31, 2006, the reviews of our quarterly reports on Form 10-Q, the audit of our balance sheet at May 9, 2007 included in our current report on Form 8-K, and for audit services performed in connection with our registration statement on Form S-1 initially filed in 2006.
     Fees for audit services provided by GPKM totaled $22,500 since their engagement through May 26, 2008, including fees associated with the audit of our annual financial statements for the fiscal year ended December 31, 2007 and a retainer.
Audit Related Fees
     Other than the fees described under the caption “Audit Fees” above, GGK did not bill any fees for services rendered to us during fiscal years 2006 or 2007 for assurance and related services in connection with the audit or review of our financial statements.
     Other than the fees described under the caption “Audit Fees” above, GPKM did not bill any fees for services rendered to us during the fiscal year ended December 31, 2007 for assurance and related services in connection with the audit or review of our financial statements.
Tax Fees
     There were no tax fees billed by GGK for tax planning or related services rendered to us during the fiscal years ended December 31, 2007 or 2006.
     There were no tax fees billed by GPKM for tax planning or related services rendered to us during the fiscal year ended December 31, 2007.
All Other Fees
     There were no other fees billed by GGK for other professional services rendered during the fiscal years ended December 31, 2007 or 2006.
     There were no other fees billed by GPKM for other professional services rendered during the fiscal years ended December 31, 2007.

The Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 2 on the Proxy) to ratify the selection of the independent accountants. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.
OTHER MATTERS
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
     Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our common stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file. To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during the year ended December 31, 2007, our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements, other than James Ma who did not timely file a Form 4 with respect to the acquisition of 3,000 units.
SOLICITATION OF PROXIES
     We are soliciting proxies in the enclosed form and paying the cost of the solicitation. In addition to the use of the mails, we may solicit proxies personally or by telephone or telegraph using the services of our directors, officers and regular employees at nominal cost. We may engage a paid proxy solicitor to assist in the solicitation. We will pay any proxy solicitor a reasonable and customary fee plus expenses for those services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock.
2009 STOCKHOLDER PROPOSALS
     Rule 14a-4 of the SEC proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders or the date specified by an overriding advance notice provision in the Company’s By-Laws. Stockholders of the Company wishing to include proposals in the proxy material for the 2009 Annual Meeting of Stockholders must submit the same in writing so as to be received by Alwin Tan, the Chief Executive Officer of the Company on or before January 26, 2009. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.
OTHER BUSINESS
     Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.
AVAILABILITY OF FORM 10-K
     We are providing without charge to each person solicited by this Proxy Statement a copy of our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2007, including our financial statements but excluding the exhibits to Form 10-K. The Form 10-K includes a list of the exhibits that were filed with it, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, please contact Mr. Alwin Tan, Chief Executive Officer, at 1233 Encino Drive, Pasadena, California 91108, telephone (626) 568-9924. Our Annual Report on Form 10-K and our other filings with the SEC, including the exhibits, are also available for free on the SEC’s Internet site (http://www.sec.gov).

WHERE YOU CAN FIND MORE INFORMATION
     We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov. The Company’s annual report on Form 10-K was mailed along with this proxy statement.
     STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 29, 2008. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

By Order of Board of Directors,
/s/ Alwin Tan
Alwin Tan
Chief Executive Officer

PROXY
CHINA HEALTHCARE ACQUISITION CORP.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SHAREHOLDER NAME:
The undersigned hereby appoints Alwin Tan and Steven Wang, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all the shares of China Healthcare Acquisition Corp. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held on June 25, 2008, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.
To vote in accordance with the Board of Directors’ recommendations just sign and date this card; no boxes need to be checked.
Where a vote is not specified, the proxies will vote the shares represented by the proxy FOR the election of directors and FOR proposal 2 and will vote in accordance with their discretion on such other matters as may properly come before the meeting.
Please mark your votes as indicated in this example      ☒

1.	ELECTION OF DIRECTORS

Larry Liou

	FOR	WITHHOLD
	☐	☐

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	FOR	AGAINST	ABSTAIN
	☐	☐	☐
I/We plan to attend the meeting. (Please detach the attached admission ticket and bring to the meeting.)
☐

Signature	Signature if held jointly
Date:                     , 2008
If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each person should sign the proxy card. Please sign, date and return the proxy card promptly using the enclosed envelope.
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.